                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in this Registration Statement.

                                            /s/ ARTHUR ANDERSEN LLP
                                                ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
June 14, 1999